THE SECURITIES REPRESENTED BY THIS NOTE HAVE BEEN ACQUIRED FOR INVESTMENT IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO SECTION 4(2) OF SAID ACT AND NOT WITH A VIEW TO OR IN CONNECTION WITH THE DISTRIBUTION THEREOF. NEITHER THIS NOTE NOR THE SECURITIES ISSUED UPON CONVERSION HEREOF MAY BE OFFERED FOR SALE OR SOLD OR OTHERWISE DISPOSED OF EXCEPT UPON COMPLIANCE WITH SAID ACT AND AS PERMITTED BY THE PURCHASE AGREEMENT, A COPY OF WHICH IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY.

                         MARINE MANAGEMENT SYSTEMS, INC.

                        SENIOR FIVE-YEAR CONVERTIBLE NOTE

                                                                   July 10, 1998

     FOR VALUE RECEIVED, the undersigned, MARINE MANAGEMENT SYSTEMS, INC., a Delaware corporation (the "Company"), hereby promises to pay to _________________, (the "Holder") or order, the principal amount of
_______________ ($___________), such amount to be due and payable on March 31, 2003. Interest on the unpaid principal balance from the date hereof shall be payable semi-annually commencing September 30, 1998 (provided that such first interest payment date shall be for the period commencing as of the date hereof), and on each March 31 and September 30 thereafter, at the rate of ten (10%) percent per annum. For all interest payments through March 31, 2000, the Company, at its option, may elect to pay the interest hereunder by adding to the outstanding principal amount of this Note, such interest which has not been paid in cash (the "Additional Principal Amount"). Interest shall begin to accrue on such Additional Principal Amount beginning on and including the applicable interest payment date on which such Additional Principal Amount is added to the outstanding principal amount of this Note. If the Company has elected to pay any such interest payment hereunder in Additional Principal Amount (to the extent permitted), it shall so notify the Holder on or before thirty days prior to the applicable interest payment date. As used herein, the "principal" amount of this Note at any time shall include the outstanding principal amount of this Note, including any Additional Principal Amount outstanding as of such date. The Company shall have the right to prepay, without penalty or premium, all or a portion of the principal amount of this Note with accrued interest thereon to the date of such prepayment upon thirty (30) days' written notice to the Holder at any time following March 31, 2001. Any prepayment shall be first applied to interest thereon accrued through the prepayment date and allocated among the then outstanding Notes pro rata on the basis of the then unpaid principal amount (including any Additional Principal Amount) of each of such Notes. No prepayment may be permitted unless, at the time of such prepayment, there is registered with the Commission for sale by the Holder, shares of Common Stock of the Company reflecting full conversion of this Note. The Holder shall be entitled to convert this Note at any time prior to such Prepayment Date.

     Payments of principal and interest shall be made in lawful money of the United States of America at the principal office of the Holder or at such other place as the Holder hereof shall have designated to the Company in writing.

     This Note is made pursuant to a certain Senior Note Purchase Agreement dated July 10, 1998 (the "Agreement") between the Company and the Holder (and the other Holders named therein), and the Holder hereof is entitled to the benefits of the Agreement and may exercise the remedies provided for thereby or otherwise available in respect thereof, in case of any material breach thereof by the Company. (This Note and other Notes identical in terms (except for name and face amount) issued to Holder and to other Holders who are parties to the Agreement, are hereinafter collectively called the "Notes".) Payments of principal and interest in respect of the Notes are senior to and prior in right of payment to all other indebtedness for borrowed money of the Company, provided that they shall be pari passu with any borrowings by the Company from a recognized financial institution for working capital in a principal amount not to exceed $500,000; provided further that such borrowings for working capital may be secured by the assets of the Company pursuant to a security agreement and on terms and conditions reasonably acceptable to the Holder (the "Permitted Bank Line"). In case of an Event of Default, as defined herein, the unpaid balance of the principal of this Note may be declared and become due and payable in the manner provided herein.

     This Note is issued subject to the following additional terms and conditions:

     1. Interest and Payment.

          1.1 The principal amount of this Note outstanding from time to time shall bear simple interest at an annual rate of ten percent (10%) (the "Note Rate") from the date hereof (provided that interest shall accrue on any Additional Principal Amount beginning on and including the applicable interest payment date on which such Additional Principal Amount is added to the outstanding principal amount of this Note) until payment in full of all amounts of principal and interest outstanding under this Note.

          1.2 In the event of conversion of all or any portion of this Note, interest on this Note shall continue to accrue until the applicable conversion date.

          1.3 All payments made by the Company on this Note shall be applied first to the payment of accrued unpaid interest on this Note and then to the reduction of the unpaid principal balance of this Note.

          1.4 If payment of the outstanding principal amount of any Note, together with accrued unpaid interest thereon, is not made on the earliest to occur of (i) March 31, 2003; and (ii) any date on which any principal amount of, or accrued unpaid interest on, any Note is declared to be, or becomes, due and payable pursuant to the terms of such Note prior to March 31, 2003, then interest shall accrue on the outstanding principal amount due under this Note and, to the extent permitted by law, on any unpaid accrued interest due on this Note from and after such date of default to the date of the payment in full of such amounts (including from and after the date of the entry of judgment in favor of Holder in an action to collect this Note) at an annual rate equal to the maximum rate of interest permitted by applicable law (the "Maximum Rate").

          1.5 In the event that a court of competent jurisdiction determines that such amounts paid or agreed to be paid by the Company in connection with this Note causes the effective interest rate on this Note to exceed the Maximum Rate, such interest or other consideration shall automatically be reduced to a rate which results in an effective interest rate under this Note equal to the Maximum Rate over the term hereof, and, in such event, any amounts received by Holder deemed to constitute excessive interest shall be applied first to the payment of accrued unpaid interest on this Note and then to the reduction of the unpaid principal balance of this Note.

          1.6 In the event that the date for the payment of any amount payable under this Note falls due on a Saturday, Sunday or public holiday under the laws of the State of New York, the time for payment of such amount shall be extended to the next succeeding business day and interest shall continue to accrue on any principal amount so effected until the payment thereof on such extended due date.

     2. Conversion.

          2.1 Any holder of this Note will have the right at its option at any time, and from time to time, prior to receipt of payment in full of the principal amount of and interest on this Note to convert, subject to the terms and provisions hereof, all or a portion of the principal amount of this Note and accrued interest thereon, into shares of the Company's Common Stock, $.002 par value per share, at the conversion price hereinafter provided.

     Notwithstanding the foregoing, the holder shall not be entitled to convert this Note until six months from issue date, except in the event of a transaction referred to in Section 5 below, in which case the holder shall be entitled to convert this Note at any time after the public announcement of such a transaction.

          2.2 To convert this Note, in whole or in part as provided herein at the Holder's election, the Holder hereof shall surrender this Note and give written notice to the Company of his intention to convert, stating the portion of the Note that is to be converted and the name and address of each person in whose name a share or shares of stock issuable upon such conversion is to be registered and the number of shares to be issued to each such person.

          2.3 As promptly as practical after the surrender and giving of notice to convert as herein provided, the Company shall (i) pay the Holder the amount of accrued and unpaid interest on this Note to the date on which such conversion is made either in cash or by means of Additional Principal Amount as set forth above; and (ii) deliver or cause to be delivered at its office or agency maintained for that purpose to or upon written order of the Holder of the Note certificates representing the number of fully paid and nonassessable shares of Common Stock of the Company into which said
     Note is converted and, in the event of partial conversion, a new Note in an aggregate principal amount equal to the unconverted portion of said Note, dated as of the date to which interest has been paid, and if no interest has been paid, dated as of the date the Note is converted in part, and in all other respects identical to the Note converted.

          2.4 The conversion price for each share of Common Sock issuable pursuant to the conversion of the Note shall initially be One Dollar ($1.00) per share in lawful money of the United States of America and shall be adjusted as provided in Section 4 hereof, and as provided below (hereinafter called the "Conversion Price").

     3. Reserved Shares.

          3.1 The Company covenants and agrees that it has reserved and shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of issuing such shares upon the conversion of the Notes (including any Additional Principal Amount in lieu of interest), the full number of shares of Common Stock deliverable upon the conversion of all Notes outstanding (including any Additional Principal Amount in lieu of interest). The Company covenants and agrees that the shares of its Common Stock delivered upon conversion of the Notes shall at the time of delivery of the certificates for such shares of Common Stock, be validly issued and outstanding and fully paid and nonassessable shares of Common Stock. The Company further covenants and agrees that it will pay when due and payable any and all Federal and state original issue taxes which may be payable in respect of the issue of the Notes or any shares of Common Stock upon the conversion of Notes. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the transfer and delivery of Notes, any such tax being payable by the Holder of such Notes at the time of surrender.

          3.2 Each person in whose name any certificate for shares of Common Stock is issuable upon the exercise of this Note shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Note was duly surrendered and notice of conversion was given; provided, however, that if the date of such surrender and notice is a date upon which the stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next business day on which the stock transfer books of the Company are open.

     4. Adjustments to Conversion Price.

          4.1 In case the Company shall at any time or from time to time after the date of issuance of the Notes issue any additional shares of Common Stock (or any security convertible into shares of Common Stock or any rights or options to purchase shares of Common Stock) for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such additional shares, or without consideration, then, and thereafter successively upon each such issuance, the Conversion Price in effect immediately prior to the issuance of such additional shares shall forthwith be reduced to a price determined by dividing:

               (a) An amount equal to the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issuance multiplied by the then existing Conversion Price, plus (ii) the consideration, if any, received by the Company upon such issuance, by

               (b) The total number of shares of Common Stock outstanding immediately after the issuance of such additional shares.

          4.2 The Company shall not be required to make any adjustment of the Conversion Price in accordance with Section 4.1 if the amount of such adjustment shall be less than $.01, but in such case, any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment of the Conversion Price which, together with all adjustments thereof so carried forward, shall amount to not less than $.01.

          4.3 For the purpose of adjustments under Section 4.1, the following provisions shall also be applicable:

               (a) In the case of the issuance of additional shares of Common Stock for cash, the consideration received by the Company therefor shall be deemed to be the cash proceeds received for such shares without deducting any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance of such shares.

               (b) In case of the issuance (otherwise than upon conversion of Notes) of additional shares of Common Stock for a consideration other than cash or a consideration a part of which shall be other than cash, the amount of the consideration shall be determined in good faith by the Board of Directors of the Company.

               (c) In the case of the issuance by the Company after the date of issuance of the Notes, of any security that is convertible into shares of Common Stock or any rights or options to purchase shares of Common Stock, (i) the Company shall be deemed to have issued the maximum number of shares of Common Stock deliverable upon the exercise of such rights or options or upon conversion of such securities and (ii) the consideration therefor shall be deemed to be the sum of (x) the consideration received by the Company for such convertible securities or for such other rights or options as the case may be, without deducting therefrom any expenses or commissions incurred or paid by the Company for any underwriting or issuance of such convertible security or right or option, plus (y) the consideration or adjustment payment to be received by the Company in connection with such conversion, plus (z) the minimum price at which shares of Common Stock are to be delivered upon the exercise of such rights or options, or, if no minimum price is specified and such shares are to be delivered at the option price related to the market value of the subject shares, an option price bearing the same relation to the market value of the subject shares at the time such rights or options were granted, provided that as to such options such further adjustment as shall be necessary on the basis of the actual option price at the time of exercise shall be made at such time if the actual option price is less than the aforesaid assumed option price.

               (d) For the purpose hereof, any additional shares of Common Stock issued as a stock dividend shall be deemed to have been issued for no consideration.

               (e) The number of shares of Common Stock at any time outstanding shall include (i) all outstanding common stock of the Company, and
          (ii) the aggregate number of shares deliverable in respect of the convertible securities, rights and options referred to in this Section 4, provided that, to the extent that any such options, warrants or conversion privileges are not exercised, such shares shall be deemed to be outstanding only until the expiration dates of the rights, options or conversion privilege or the prior cancellation thereof. Notwithstanding the foregoing, there shall not be taken into account, for the purpose of any computation made pursuant to Section 4, whether for the determination of the number of shares of Common Stock issued or outstanding on or prior to any date, or otherwise: (i) any options, warrants, or rights to purchase shares of Common Stock of the Company included on Schedule
          2.4 to the Agreement, (ii) options to purchase up to 450,000 shares of Common Stock issued pursuant to the Company's Stock Option Plan if the exercise price thereof is at least $1.00 per share, or (iii) any shares of Common Stock issued upon the exercise of any such options, warrants, or conversion rights referenced in the foregoing clauses (i) and (ii).

               (f) Notwithstanding the foregoing, upon the expiration or other termination of such options, rights or warrants, if any thereof shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to subparagraphs (d) and (e) shall be reduced by such number of shares of Common Stock as to which options, warrants and/or rights shall have expired or terminated unexercised, and such number of shares of Common Stock shall no longer be deemed to be issued and outstanding, and the Conversion Price then in effect shall forthwith be readjusted and thereafter be the price which it would have been had adjustment been made on the basis of the issuance only of shares of Common Stock actually issued or issuable upon the exercise of those options, rights or warrants as to which the exercise rights shall have not have expired or terminated unexercised.

          4.4 If at any time or from time to time the Company shall by subdivision, consolidation or reclassification of shares, or otherwise, change as a whole, the outstanding shares of Common Stock into a different number or class of shares, the shares issuable upon conversion of each Note and the Conversion Price per share shall be proportionately and correspondingly adjusted so as to give the Holder substantially the same rights as the Holder would have had if the Holder had converted this Note immediately prior to the occurrence of such event.

          4.5 In case the Company shall declare a dividend upon the Common Stock payable otherwise than out of earnings or earned surplus and otherwise than in Common Stock, the Conversion Price in effect immediately prior to the declaration of such dividend shall be reduced by an amount equal, in the case of a dividend in cash, to the amount thereof payable per share of the Common Stock, or in the case of any other dividend, to the fair value thereof per share of the Common Stock as determined, in good faith, by the Board of Directors of the Company. For the purposes of the foregoing, a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors of the Company. Such reductions shall take effect as of the date as of which the holders of Common Stock of record are entitled to such dividend.

          4.6 Irrespective of any adjustments or changes in the Conversion Price or the number of shares of Common Stock actually issuable under the several Notes, the Notes shall continue to express the Conversion Price per share and the number of shares issuable thereunder as expressed in the Notes when initially issued.

          4.7 The Company shall give notice to the Holder of any change in the Conversion Price under this Note and the method of calculation thereof. The Company shall give the Holder advance notice of any cash dividends, rights offerings and other transactions directly for the benefit of holders of Common Stock of the Company and any transaction referred to in Section 5 below; provided that in any event such notice shall be provided prior to the applicable record date for or the effective date of any such transaction.

          4.8 The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the Holders of the Notes.

     5. Merger.

     If, prior to the payment in full or conversion in full of the Notes, the Company shall at any time consolidate with or merge into another corporation, the Holder of each Note will thereafter be entitled to receive, upon the conversion thereof, the securities or property to which a holder of the number of shares of Common Stock then issuable upon the conversion of such Note would have been entitled upon such consolidation or merger, and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure that this Note (or a new Note issued by the succeeding company containing exactly the same terms as this Note) shall remain in effect and that the provisions of this Note shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter issuable upon the conversion of the Notes. A sale of all or substantially all of the assets of the Company for a consideration (apart from the assumption of obligations) consisting principally of securities or, a purchase of 50% or more of the Common Stock by a person or a group of related people pursuant to a tender offer or otherwise shall be deemed a consolidation or merger for the foregoing purposes. In the event of a consolidation or merger, provided that the consideration per share of Common Stock to be received by the Company's shareholders is less than the Conversion Price, the Holder shall have the option to put the Note to the issuer for the principal amount of the Note, plus accrued interest; payment to be made at the time of the closing of any such consolidation or merger. In the event of a consolidation or merger, provided that the consideration per share of Common Stock to be received by the stockholders is equal to at least two (2) times the then Conversion Price, the Company shall have the right to prepay the Note in accordance with the prepayment provisions set forth above.

     6. Fractional Shares.

     The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the conversion of Notes, but in respect of any final fraction of a share it will make a payment in cash based on the then market value of the Common Stock as determined by the Company's Board of Directors.

     7. Covenants of the Company . The Company covenants and agrees that, so long as this Note remains outstanding and unpaid, in whole or in part:

          7.1 The Company will not, and will not permit any of its subsidiaries to, sell, transfer or in any other manner alienate or dispose of a material part of its assets; provided, however, that the Company or any of its subsidiaries may effect such a transaction if (i) the transaction is a bona fide transaction in which fair market value is received, (ii) no Event of Default (defined below) or any condition or event which, with the giving of notice or the lapse of time or both, would become an Event of Default has occurred or would occur after giving effect to such transaction, and (iii) the payment of this Note is duly provided for from such sale proceeds;

          7.2 The Company will not, and will not permit any of its subsidiaries to, make any loan to any person who is or becomes a shareholder of the Company, other than for reasonable advances for expenses in the ordinary course of business;

          7.3 The Company will, and will cause each of its subsidiaries to, promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it, its income and profits, or any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Company or such subsidiary shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company or such subsidiary, as the case may be, shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested;

          7.4 The Company will, and will cause each of its subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and substantially comply with all laws applicable to the Company as its counsel may advise;

          7.5 The Company will, and will cause each of its subsidiaries to, at all times maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition (except for the effects of reasonable wear and tear in the ordinary course of business) and will, from time to time, make all necessary and proper repairs, renewals, replacements, betterments and improvements thereto;

          7.6 The Company will, and will cause each of its subsidiaries to, keep adequately insured, by financially sound reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations;

          7.7 The Company will, promptly following the occurrence of an Event of Default or of any condition or event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, furnish a statement of the Company's President or Chief Financial Officer to Holder setting forth the details of such Event of Default or condition or event and the action which the Company intends to take with respect thereto;

          7.8 The Company will, and will cause each of its subsidiaries to, at all times maintain books of account in which all of its financial transactions are duly recorded in conformance with generally accepted accounting principles; and

          7.9 The Company shall not, and shall not permit any of its subsidiaries to: (a) redeem, purchase or otherwise acquire for consideration any shares of capital stock or (b) declare or pay dividends of any kind with respect to any capital stock of the Company, except for dividends due and payable on the outstanding shares of Series A Preferred Stock.

          7.10 The Company will not incur, or permit the incurrence of or otherwise permit to be outstanding, any indebtedness which (a) is senior in right of payment to the Notes, or (b) is pari passu in right of payment to the Notes, except that the Permitted Bank Line may be pari passu in right of payment to the Notes, or (c) except with the prior written consent of the Purchasers, grants to the holder of such indebtedness (or any affiliated entities) any voting rights with respect to matters voted on by holders of the Company's Common Stock.

     8. Events of Default. If any of the following events (each an "Event of Default") occurs:

          8.1 The dissolution of the Company or any subsidiary of the Company or any vote in favor thereof by the board of directors and shareholders of the Company or any subsidiary of the Company; or

          8.2 The Company or any of its subsidiaries becomes insolvent, however evidenced, or makes an assignment for the benefit of creditors, or files with a court of competent jurisdiction an application for appointment of a receiver or similar official with respect to it or any substantial part of its assets, or the Company or any of its subsidiaries files a petition seeking relief under any provision of the Federal Bankruptcy Code or any other federal or state statute now or hereafter in effect affording relief to debtors, or any such application or petition is filed against the Company or any of its subsidiaries, which application or petition is not dismissed or withdrawn within sixty (60) days from the date of its filing; or

          8.3 The Company fails to pay the principal amount of this Note or any of the other Notes as and when the same becomes due and payable or fails to pay the interest on, or any other amount payable under, this Note or any of the other Notes on or before the 10th day following the date the same becomes due and payable; or

          8.4 The Company or any of its subsidiaries admits in writing its inability to pay its debts as they mature; or

          8.5 Except for a transaction which complies with Section 5 above, the Company or any of its subsidiaries sells all or substantially all of its assets or merges or is consolidated with or into another corporation (other than, in the case of a subsidiary of the Company, a sale of assets to another wholly-owned subsidiary of the Company or the merger or consolidation of such subsidiary with or into another wholly-owned subsidiary of the Company or into the Company); or

          8.6 A proceeding is commenced to foreclose a security interest or lien in any property or assets of the Company or of any subsidiary of the Company as a result of a default in the payment or performance of any debt (in excess of $75,000 and secured by such property or assets) of the Company or of any subsidiary of the Company; or

          8.7 A final judgement for the payment of money in excess of $75,000 is entered against the Company or any subsidiary of the Company by a court of competent jurisdiction, and such judgment is not discharged (nor the discharge thereof duly provided for) in accordance with its terms, nor a stay of execution thereof procured, within thirty (30) days after the date such judgement is entered, and, within such period (or such longer period during which execution of such judgment is effectively stayed), an appeal therefrom has not been prosecuted and the execution thereof caused to be stayed during such appeal; or

          8.8 An attachment or garnishment is levied against the assets or properties of the Company or any subsidiary of the Company involving an amount which in the aggregate exceeds $75,000 and such levy is not vacated, bonded or otherwise terminated within thirty (30) days after the date of its effectiveness; or

          8.9 The Company defaults in the due observance or performance of any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms of this Note (other than the default specified in Section 8.3 above) and such default continues uncured for a period of thirty (30) days; or

          8.10 The Company defaults in the payment (regardless of amount) when due of the principal of, interest on, or any other liability on account of, any indebtedness of the Company or any of its subsidiaries (other than the Notes, or any of them) having an aggregate face or principal amount in excess of $75,000, or a default occurs in the performance or observance by the Company of any covenant or condition (other than for the payment of money) contained in any note or agreement evidencing or pertaining to any such indebtedness, which causes the maturity of such indebtedness to be accelerated or permits the holder or holders of such indebtedness to declare the same to be due prior to the stated maturity thereof;

     then, upon the occurrence of any such Event of Default and at any time thereafter, the Holder of this Note shall have the right (at such Holder's option) to declare the principal of, accrued unpaid interest on, and all other amounts payable under this Note to be forthwith due and payable, whereupon all such amounts shall be immediately due and payable to the Holder of this Note, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; provided, however, that in case of the occurrence of an Event of Default under any of Sections 8.1, 8.2 or 8.4 above, such amounts shall become immediately due and payable without any such declaration by the Holder of this Note.

     9. Suits for Enforcement and Remedies. If any one or more Events of Default shall occur and be continuing, the Holder may proceed to (i) protect and enforce Holder's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Note or in any agreement or document referred to herein or in aid of the exercise of any power granted in this Note or in any agreement or document referred to herein, (ii) enforce the payment of this Note, or (iii) enforce any other legal or equitable right of the Holder of this Note. No right or remedy herein or in any other agreement or instrument conferred upon the Holder of this Note is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     10. Voting Rights.

     (a) So long as any of the principal amount or accrued interest on this Note is still outstanding, the Holder shall be entitled to vote on all matters voted on by holders of Common Stock, voting together as a single class with other shares entitled to vote at all meetings of the stockholders of the Corporation. With respect to any such vote, the Holder shall be entitled to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the shares of Common Stock into which this Note is convertible on the record date for such vote. The foregoing voting rights are in addition to the voting rights that the Holder will obtain in respect of shares of Common Stock received upon conversion of this Note.

     (b) The Company shall provide the Holder with prior notification of any meeting of the shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Company of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any Company, the Company shall mail a notice to the Holder, at least thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such action is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

     11. Unconditional Obligation; Fees, Waivers, Other.

          11.1 The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever.

          11.2 If, following the occurrence of an Event of Default, Holder shall seek to enforce the collection of any amount of principal of and/or interest on this Note, there shall be immediately due and payable from the Company, in addition to the then unpaid principal of, and accrued unpaid interest on, this Note, all costs and expenses incurred by Holder in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements.

          11.3 No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver or as an acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

          11.4 This Note may not be modified or discharged (other than by payment) except by a writing duly executed by the Company and Holder.

          11.5 The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect amounts called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times which Holder had or is existing as security for any amount called for hereunder.

     12. Miscellaneous.

          12.1 The headings of the various paragraphs of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

          12.2 All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered or certified mail (return receipt requested, postage prepaid), facsimile transmission or overnight courier to the address of the intended recipient as set forth in the preamble to this Note or at such other address as the intended recipient shall have hereafter given to the other party hereto pursuant to the provisions of this Note.

          12.3 This Note and the obligations of the Company and the rights of Holder shall be governed by and construed in accordance with the substantive laws of the State of New York without giving effect to the choice of laws rules thereof.

          12.4 The Company (i) agrees that any legal suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in the New York State Supreme Court, County of New York or in the United States District Court for the

     Southern District of New York, (ii) waives any objection which The Company may have now or hereafter based upon forum non conveniens or to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company, mailed by certified mail to the Company's address, will be deemed in every respect effective service of process upon the Company, in any suit, action or proceeding. FURTHER, BOTH THE COMPANY AND HOLDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION TO ENFORCE THIS NOTE AND IN CONNECTION WITH ANY DEFENSE, COUNTERCLAIM OR CROSSCLAIM ASSERTED IN ANY SUCH ACTION.

          12.5 This Note shall bind the Company and its successors and assigns.

               [conditional end of page, signature page to follow]

     WITNESS the seal of the Company and the signature of its duly authorized officers.

                                          MARINE MANAGEMENT SYSTEMS, INC.



                                          By: /s/ Michael P. Barney
                                              -------------------------
                                          Name:  M. P. Barney
                                          Title: CEO